Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Ceradyne, Inc.
at
$35.00 Net Per Share
by
Cyborg Acquisition Corporation
a wholly owned subsidiary of
3M Company

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 27, 2012, UNLESS THE OFFER IS EXTENDED

Do not use for signature guarantees

        This form of notice of guaranteed delivery must be used to accept the Offer to Purchase, dated October 15, 2012 (the "Offer to Purchase") of Cyborg Acquisition Corporation, a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of 3M Company, a Delaware corporation ("3M") to purchase all issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Ceradyne, Inc., a Delaware corporation ("Ceradyne"), at a price of $35.00 per Share, net to the seller in cash (the "Offer Price"), without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary prior to the Expiration Date.

        Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Courier (until 5:00 p.m. New York City time on Tuesday, November 27, 2012):
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	For Eligible Institutions Only: (866) 734-9952 For Confirmation Only Telephone: (800) 380-1372	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120-4100

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and must be mailed (not faxed) to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

        The guarantee on page 3 must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Cyborg Acquisition Corporation, a Delaware corporation ("Purchaser") and a direct wholly owned subsidiary of 3M Company, a Delaware corporation ("3M"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 15, 2012 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Ceradyne, Inc., a Delaware corporation ("Ceradyne"), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

If Shares will be delivered by book-entry transfer:

Name of Tendering Institution:

DTC Participant Number:

Transaction Code Number:

Date: , 2012

Name(s) of Record Owner(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and Telephone Number:

Signature(s):

  GUARANTEE
  (Not to be used for signature guarantee)

          The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, an indication in the Letter of Transmittal of the tender of Direct Registration Book-Entry Shares (as defined in the Offer to Purchase), or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Select Market trading days after the date of execution hereof.

          The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificate(s) and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Address:	(Including Zip Code)
Area Code and Telephone Number:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Dated:	, 2012

        NOTE: DO NOT SEND SHARE CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATE(S) ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.